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Exhibit 13.2

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the annual report of SR Telecom Inc., a corporation existing under the Canada Business Corporations Act (the "Company"), on Form 20-F/A for the year ending December 31, 2004, as filed with the Securities and Exchange Commission (the "Report"), I, David L. Adams, Sr. Vice-President, Finance, and Chief Financial Officer of the Company do hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to my knowledge:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ DAVID L. ADAMS David L. Adams Sr. Vice-President, Finance and Chief Financial Officer

October 3, 2005

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Exhibit 13.2